UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2019 (December 18, 2019)

Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 394-2800

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	ATI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 18, 2019, the Board of Directors (the “Board”) of Allegheny Technologies Incorporated (the “Company”) appointed Donald P. Newman to serve as the Company’s Senior Vice President, Finance and Chief Financial Officer, effective as of January 6, 2020.

Mr. Newman, age 55, is joining the Company having served, since August 2017, as Chief Financial Officer of Stelco Holdings, Inc., a North American steel producer. Previously, Mr. Newman was Chief Financial Officer of Headwaters Incorporated, a U.S. building products and construction materials company, from December 2010 until it was acquired in May 2017. In previous roles, Newman served as Vice President – Controller and Interim Chief Financial Officer at Boart Longyear Limited and as Chief Accounting Officer at ACI Worldwide, and held leadership roles in accounting, finance and financial planning and analysis for over 12 years at NRG Energy, Inc. Mr. Newman began his career as an auditor at Deloitte LLP. He has a B.A. in Accounting from the University of Minnesota.

In his role as Senior Vice President and Chief Financial Officer, Mr. Newman’s base annual salary will be $590,000, and he will have a 2020 target award opportunity under the Company’s Annual Incentive Plan equal to 80% of his base salary. Upon joining the Company, Mr. Newman will receive: (a) a one-time cash payment of $900,000, which will be subject to repayment on a pro rata basis if Mr. Newman voluntarily terminates his employment with the Company prior to the third anniversary of his employment, or in full if the Company terminates Mr. Newman for Cause prior to the third anniversary of his employment; (b) cash relocation compensation of $350,000, payable in three equal installments on each January 31, 2020, 2021 and 2022; and (c) restricted stock with an aggregate grant date value of $1 million, of which one-half will vest in equal installments on each of the first three anniversaries of the grant date and one-half will vest on the third anniversary of the grant date, in each case provided that Mr. Newman remains employed by the Company as of the relevant vesting date. Additionally, Mr. Newman will be entitled to participate in the Company’s Long-Term Incentive Plan, with a 2020 grant-date fair market value equal to 200% of his base salary, comprised 70% of performance-vested restricted stock units and 30% of time-vested restricted stock units, consistent with the Company’s current executive compensation programs, and will continue to be eligible to participate in the Company’s other benefit programs.

The Company issued a press release on December 18, 2019 regarding these matters. The press release is set forth in its entirety and attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Exhibit

(d)	Exhibit 99.1	Press release dated December 18, 2019.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED

By:	/s/ Elliot S. Davis
Elliot S. Davis
Senior Vice President, General Counsel,
Chief Compliance Officer and Corporate Secretary

Dated: December 23, 2019